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                                      PROXY

                            FEDERATED STOCK PORTFOLIO

                                       OF

                           THE TRAVELERS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 March 14, 2006

        KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Federated Stock Portfolio of The Travelers Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Paul Cellupica and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on March 14, 2006, at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Lord Abbett Growth and Income Portfolio, a series of Met Investors Series Trust, will (i) acquire all of the assets of Federated Stock Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's Federated Stock Portfolio.

                    FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

        Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                     Dated:_______________________, 2006


                                     -------------------------------------------
                                     Name of Insurance Company


                                     -------------------------------------------
                                     Name and Title of Authorized Officer


                                     -------------------------------------------
                                     Signature of Authorized Officer

FEDERATED STOCK PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
________ Insurance Company
Separate Account ____

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        2 EASY WAYS TO VOTE                    THE TRAVELERS SERIES TRUST
                                               FEDERATED STOCK PORTFOLIO
1.  RETURN THIS VOTING INSTRUCTION    ONE CITYPLACE, HARTFORD, CONNECTICUT 06103
    FORM USING THE ENCLOSED
    POSTAGE-PAID ENVELOPE.
2.  VOTE BY INTERNET - SEE                  VOTING INSTRUCTION FORM FOR THE
    INSTRUCTIONS IN PROSPECTUS/PROXY        SPECIAL MEETING OF SHAREHOLDERS
    STATEMENT.                                MARCH 14, 2006, 10:00 A.M.

***  CONTROL NUMBER:             ***

FEDERATED STOCK PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Federated Stock Portfolio (the "Portfolio"), a series of The Travelers Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Met Investors Series Trust, 260 Madison Avenue, New York, New York 10016, at 10:00 a.m. Eastern time on March 14, 2006 and at any adjournments thereof.

THE COMPANY AND THE BOARD OF TRUSTEES OF THE TRUST SOLICIT YOUR VOTING INSTRUCTIONS and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, THE COMPANY WILL VOTE FOR THE PROPOSAL.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.

                                     Date ________________, 2006

                                         PLEASE SIGN IN BOX BELOW
                                          _____________________________________
                                         |                                     |
                                         |                                     |
                                         |_____________________________________|

                                     Signature - Please sign exactly as your
                                     name appears at left. Joint owners each
                                     should sign. When signing as attorney,
                                     executor, administrator, trustee or
                                     guardian, please give full title as such.
                                     If a corporation, please sign in full
                                     corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

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           Please fold and detach card at perforation before mailing.

The Board of Trustees of the Trust has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                                   FOR     AGAINST    ABSTAIN
To approve the Agreement and Plan of
Reorganization with respect to the acquisition of
Federated Stock Portfolio, a series of the Trust,  [ ]       [ ]        [ ]
by Lord Abbett Growth and Income Portfolio, a series of Met Investors Series Trust